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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 23, 1996
                               (JANUARY 11, 1996)


                              RIVERSIDE GROUP, INC.
             (Exact name of registrant as specified in its charter)

           FLORIDA                    0-9209                    59-1144172
(State or other jurisdiction   (Commission File No.)          (IRS Employer
       of incorporation)                                  Identification Number)




             7800 BELFORT PARKWAY, JACKSONVILLE, FLORIDA      32256
            (Address of principal executive offices)        (Zip Code)




                                  602-224-6820
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         Wickes Lumber Company ("Wickes") and the registrant entered into a definitive agreement (the "Wickes Agreement") dated January 11, 1996 that provides for the acquisition by the registrant of 2 million newly-issued shares of Wickes' common stock, par value $.01 per share, for $10 million in cash. The registrant beneficially owns approximately 39% of Wickes' outstanding voting common stock.

         The terms of the definitive agreement were approved and recommended to the Boards of Directors of Wickes and the registrant by committees comprised of the independent directors of each company. Wickes' board committee also received the opinion of its financial advisor to the effect that the transaction is fair, from a financial point of view, to Wickes.

         Closing of the definitive agreement is subject to, among other things, completion by the registrant of the sale of its American Founders Life Insurance Company subsidiary and completion by Wickes of a satisfactory amendment of its bank revolving credit agreement. For further information concerning the terms and conditions of the Wickes Agreement, see the copy of the Wickes Agreement attached as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(C)      EXHIBITS

Exhibit
Number            Description of Exhibit
--------          ----------------------
99.1              Stock Purchase Agreement dated January 11, 1996 between
                  Riverside Group, Inc. and Wickes Lumber Company


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     RIVERSIDE GROUP, INC.




Date: January 23, 1996                      By:   /S/ Wayne A. Schreck
                                               -----------------------
                                               Wayne A. Schreck
                                               Executive Vice President

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